EXHIBIT 10.18

patent RIGHTS ASSIGNMENT

THIS PATENT RIGHTS ASSIGNMENT (“Patent Assignment”) is made, entered into and effective as of this 21st day of December, 2012, by PAOLO MACCHIARINI, an individual, c/o Karolinska Institutet, SE-171, 77 Stockholm, Sweden, (the “Assignor”) in favor of HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC., a Delaware corporation (the “Assignee”).

recitals:

WHEREAS, the Assignor has agreed to assign to the Assignee all of its right, title and interest in, and to execute this Patent Assignment to enable Assignee to acquire all of his rights to certain inventions and the patent application and all divisions, reissues, reexaminations, substitutions, continuations, continuations-in-part, foreign counterparts and extensions of the patent applications listed on Schedule 1 (collectively, the “Assigned Patent Rights”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, each party hereto hereby agrees as follows:

1.          Assignment. The Assignor hereby irrevocably conveys, transfers and assigns to the Assignee, and the Assignee hereby accepts, all Assignor’s legal and beneficial right, title and interest, if any, of the Assignor in and to the Assigned Patent Rights, and the inventions claimed therein, to hold unto Assignee absolutely and in perpetuity (or for the longest period of time otherwise permitted by law), together with all related common-law rights associated therewith and any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect thereto and all causes of action and rights to sue, seek injunctive relief, and recover (for the sole use and benefit of the Assignee and its successors, assigns or other legal representatives) damages for past, present and future infringement, misappropriation or other violation thereof or damage thereto. The Assignee is to hold all right, title and interest in and to the Assigned Patent Rights as fully as it would have been held and enjoyed by the Assignor, to the end of the term or terms for which said Patent is or may be granted, reissued, renewed, restored, amended, converted, or extended, had the assignment in this Section 1 not been made.

2.          Authorization. The Assignor authorizes and requests the United States Patent and Trademark Office and the equivalent office in each country or international entity in which Assigned Patent Rights is registered to record the Assignee as the assignee of the rights of Assignor in the Assigned Patent Rights and to issue any patents which may be granted on any applications included in the Assigned Patent Rights to the Assignee as assignee of the entire right, title and interest therein and thereto.

3.          Further Assurances. Each party hereto shall, from time to time and at all times hereafter, upon the request of the other party hereto, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to carry out the intent of this Patent Assignment. Without limiting the foregoing, the Assignor agrees, without additional consideration, to take such further actions and to execute any powers of attorney, applications, assignments, declarations, affidavits and other papers necessary or desirable to transfer, vest, record and perfect good, valid and marketable title in the Assigned Patent Rights to the Assignee.

4.          Entire Agreement. This Patent Assignment contains the entire agreement of the parties with regard to the subject matter hereof; provided, however, that this provision is not intended to abrogate any other written agreement between the parties executed with or after this Patent Assignment.

5.          Successors and Assigns. This Patent Assignment shall be binding upon each party hereto and its respective successors and assigns.

6.          Governing Law. This Patent Assignment shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to any Law or rule that would cause the Laws of any jurisdiction other than the State of Delaware to be applied.

7.          Counterparts. This Patent Assignment may be executed in multiple counterparts, each of which shall for all purposes be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument. Signatures of the parties transmitted by electronic transmission shall be deemed to be their original signatures for all purposes.

(Signature on following page)

2

IN WITNESS WHEREOF, the parties hereto have caused this Patent Assignment to be duly executed effective as of the date first above written.

“ASSIGNOR”:

PAOLO MACCHIARINI

/s/ Paolo Macchiarini

“ASSIGNEE”:

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.

By:	/s/ David Green
David Green, President and CEO

Schedule 1

assigned Patent APPLICATION

Country	Application Number	Status	Filing Date

United States	61/505,096	Provisional	July 6, 2011

United States	13/542,218	Pending	July 5, 2012

United States	13/542,202	Pending	July 5, 2012

PCT	PCT/IB2012/001696	Pending	July 6, 2012